UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2014

DSI REALTY INCOME FIND VI

(Exact name of registrant as specified in its charter)

California	2-68926	95-3633566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6700 E. Pacific Coast Hwy., Long Beach, CA	90803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (562) 493-8881

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 7, 2014, DSI Realty Income Fund VI (the “Company”) together with seven (7) other affiliated limited partnerships (the “Partnerships”) entered in to Purchase and Sale Agreement (the “Agreement”) with Strategic Storage Opportunities, LLC (“Strategic”) for the sale of all five (5) of the Company’s self-storage properties and 27 properties of the Partnerships (the “Properties”) to certain affiliates of Strategic for an aggregate sales price of $144,120,000, $20,466,200 of which has been allocated to the Company’s Properties. On August 14, 2014, Strategic’s approval period for the review of the Properties expired and the Agreement became definitive. A copy of the Agreement is attached hereto as Exhibit 10.1.

The Agreement is subject to approval by the holders of a majority of the outstanding units of limited partnership interests of the Company and the Partnerships, as well as other conditions to closing; therefore, there can be no assurance that the transactions contemplated by the Agreement will be successfully completed. Under the Agreement, the Company and the Partnerships will be paid in cash for the sale of the Properties at various closing dates following the receipt of limited partner consent. If the Company or any of the Partnerships do not approve the Agreement, Strategic will have the option to terminate the Agreement without penalty.

The Company and the Partnerships will commence the solicitation of limited partners written consent without a meeting as soon as definitive proxy statements are completed and filed with the Securities and Exchange Commission. Among other things, in addition to approval of the Agreement, the Company’s limited partners will be asked to approve the dissolution of the Company following the distribution to limited partners of the net cash proceeds to the Company from the sale of the Properties.

This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (i) the ability of the Company to obtain written consent of the limited partners to approve the Agreement; (ii) the approval of the Agreement by the limited partners of the Partnerships; and (iii) the Company’s ability to meet the various conditions to the sale of the Properties under the Agreement. The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Purchase and Sale Agreement dated July 7, 2014, as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2014	DSI Realty Income Fund VI By: DSI Properties, Inc., General Partner
	By:	/s/ RICHARD P. CONWAY
Richard P. Conway
Executive Vice President and Chief Financial Officer

EXHIBIT 10.1

Purchase and Sale Agreement, dated July 7, 2014, as amended